UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Hudson Yards, Floor 37 New York, New York		10001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2017, Rachel McMinn, Ph.D., resigned from her position as Chief Business and Strategy Officer. During the period from November 1, 2017 (the “Transition Date”) to December 31, 2017, Dr. McMinn will continue to be employed by Intercept Pharmaceuticals, Inc. (the “Company”) as a Strategic Advisor to the Chief Executive Officer and perform such duties as the Company may request from time to time.

Pursuant to the Separation Agreement, dated November 1, 2017, between the Company and Dr. McMinn, Dr. McMinn will receive: (i) twelve (12) months of her base salary in effect as of the Transition Date (paid in accordance with the Company’s payroll), (ii) continued participation in the Company’s group health and/or dental plan and the payment of her premiums for twelve (12) months (or the cost of COBRA coverage for such period) for her and her dependents covered under the Company’s group health and/or dental plan prior to the Transition Date, (iii) her bonus for the 2017 calendar year, and (iv) a bonus of $5,000 for the payment of legal fees incurred in connection with the Separation Agreement. Additionally, the vesting of equity based-awards that would have vested between December 31, 2017 and December 31, 2018 shall be accelerated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Dated: November 7, 2017	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer